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                                                                    EXHIBIT 21.1

                                 SUBSIDIARY LIST

1. AEG Finance Corporation, a Delaware corporation, wholly owned by Maytag Aircraft Corporation

2. Excel Cargo, Inc., a California corporation, wholly owned by Mercury Air Group, Inc.

3. Hermes Aviation Canada, Inc., a Canadian corporation, wholly owned by Excel Cargo, Inc.

4. Hermes Aviation, Inc., a California corporation, wholly owned by Mercury Air Cargo, Inc.

5. Hermes Aviation de Mexico S.A. de C.V., a Mexican corporation, owned 99% by Mercury Air Cargo, Inc. and 1% by Hermes Aviation, Inc.

6. Jupiter Airline Automation Services, Inc., a Florida corporation, wholly owned by Mercury Air Group, Inc.

7. Maytag Aircraft Corporation, a Cayman corporation, wholly owned by Maytag Aircraft Corporation.

8. Maytag Aircraft Corporation, a Colorado corporation, wholly owned by Mercury Air Group, Inc.

9. MercFuel, Inc., a Delaware Corporation, wholly owned by Mercury Ai r Group, Inc.

10. MercMed, LLC., a Nevada Limited Liability Company 68.47% Owned by Mercury Air Group, Inc. and 31.53 % owned by Phillip J. Fagan

11. Mercury Acceptance Corporation, Inc., a California corporation, wholly owned by Mercury Air Group, Inc.

12. Mercury Air Cargo, Inc., a California corporation, wholly owned by Mercury Air Group, Inc.

13. Mercury Air Center-Long Beach, Inc., a California corporation wholly owned by Mercury Air Group, Inc.

14. Mercury Aviation (Israel), LTD.,50 % owned by Mercury Air Group, Inc. and 50% owned by Shavit Industries, LTD.

15. Mercury Aviation Staffing, LLC. , a California Limited Liability Company, owned by Mercury Air Cargo, Inc.

16. Pegasus de Mexico S.A. de C.V., a Mexican corporation, owned 99% by Mercury Air Cargo, Inc. and 1% by Hermes Aviation, Inc.

17. Vulcan Aviation, Inc., a California corporation, wholly owned by Mercury Air Cargo, Inc.